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Exhibit 23.2

Price Waterhouse & Co. S.R.L.
Firma miembro de PricewaterhouseCoopers
Bouchard 557, piso 7º
C1106ABG - Ciudad de Buenos Aires
Tel.: (54-11) 4850-0000
Fax: (54-11) 4850-1800

www.pwc.com/ar

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 20-F of Pampa Energía S.A. of our report dated May 8, 2009 relating to the financial statements of Corporación Independiente de Energía S.A., which appears in such Registration Statement. We also consent to the reference to us under the headings “Presentation of Information” and “Statements by Experts” in such Registration Statement.

PRICE WATERHOUSE & CO. S.R.L.

/s/ Carlos Martín Barbafina (Partner)

Carlos Martín Barbafina

Buenos Aires, Argentina
August 3, 2009